                                 Exhibit 3(a)(i)

                           ARTICLES OF INCORPORATION

                                      OF

                   CHEVY CHASE PREFERRED CAPITAL CORPORATION


     FIRST:    I, Mary Ellen D. Lench, whose post office address is 2300 N
Street, N.W., Washington, D.C. 20037, being at least eighteen years of age, do hereby form a corporation under the Laws of the State of Maryland.

     SECOND:   The name of the corporation is:
               CHEVY CHASE PREFERRED CAPITAL CORPORATION (the "Corporation").

     THIRD:    The purposes for which the Corporation is formed are to conduct any business for which corporations may be organized under the laws of the State of Maryland including, but not limited to, the following: (i) to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange and otherwise dispose of or deal with real and personal property; and (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing.

     In general, to possess and exercise all the purposes, powers, rights and privileges granted to, or conferred upon corporations by the Laws of the State of Maryland now or hereafter in force, and to exercise any powers suitable, convenient or proper for the accomplishment of any of the purposes herein enumerated, implied or incidental to the powers or purposes herein specified, or which at any time may appear conducive to or expedient for the accomplishment of any of such purposes.

     The foregoing shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause of this or any other article of these Articles of Incorporation or of any amendment thereto, and shall each be regarded as independent, and construed as powers as well as purposes.

     FOURTH:   The post office address of the principal office of the
Corporation in Maryland is 8401 Connecticut Avenue, Chevy Chase, Maryland 20815. The name and address of the resident agent is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland, 21202. Said resident agent is a Maryland corporation.

     FIFTH:    The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) shares of common stock, all of one class, of the par value of One Dollar ($1.00) each and of the aggregate par value of One Hundred Dollars ($100).

     SIXTH:    The number of directors of the Corporation shall be four (4), which number may be increased or decreased pursuant to the Bylaws of the Corporation, but shall never be less than three (3) nor more than eleven (11); provided that if there is no stock outstanding, the number of directors may be less than three but not less than one; and if at any time, the Corporation has less than three stockholders, the number of directors may be less than three but not less than the number of stockholders. The names of the initial directors who shall act until the first annual meeting or until their successors are duly chosen and qualified are: Alexander R.M. Boyle; Stephen R. Halpin, Jr.; Leslie
A. Nicholson; and B. Francis Saul II.

     SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

     The board of directors is authorized to make, alter or repeal the Corporation's Bylaws.

     Election of directors need not be by written ballot.

     The board of directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

     No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class or of securities convertible into shares of stock of any class, whether now or hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

     EIGHTH:   Stockholders of the Corporation shall not have preemptive rights to acquire additional shares of the Corporation.

     NINTH:    The duration of the Corporation shall be perpetual.

     TENTH:    Each person who is or was or who agrees to become a director or officer of the Corporation, or each person who, while a director of the Corporation, is or was serving or who agrees to serve, at the request of the Corporation, as a director, officer, partner, joint venturer, employee or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, and shall be entitled to have paid on his behalf or be reimbursed for reasonable expenses in advance of final disposition or a proceeding, in accordance with the Bylaws of the Corporation, to the full extent permitted from time to time by the Maryland General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted to the Corporation to provide prior to such amendment) or any other applicable laws presently or hereafter in effect. The Corporation shall have the power, with the approval of the board of directors, to provide such indemnification and advancement of expenses to any employee or agent of the Corporation, in accordance with the Bylaws of the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provides for indemnification greater or different than that provided in this Article TENTH. Any amendment or repeal of this Article TENTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal and shall not adversely affect any right or protection then existing pursuant to any such indemnification agreement.

     ELEVENTH: No director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages except (i) to the extent that it is established that such director or officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in such proceeding that such director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     TWELFTH: Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, Title 3, subtitle 6 of the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto, shall not apply to any "business combination" (as defined in Section 3-601(e) of the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto) of the Corporation and any or all of
B. Francis Saul II and lineal descendants, Chevy Chase Bank, F.S.B., the B.

F. Saul Company, the B. Saul Real Estate Investment Trust, and any and all other, entities whether currently existing or formed in the future affiliated with any of the foregoing.

     THIRTEENTH: Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, Title 3, subtitle 7 of the Maryland General Corporation Law, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of shares of stock of the Corporation by any and all of the following persons or entities:

   (1) B. Francis Saul II and lineal descendants, Chevy Chase Bank, F.S.B., the B.F. Saul Company, the B.F. Saul Real Estate Investment Trust, and any and all other entities whether currently existing or formed in the future affiliated with any of the foregoing;

   (2) Directors, officers and employees of the Corporation and of any partnership in which the Corporation is a general partner; and

   (3) Any persons authorized by resolution of the board of directors of the Corporation, in its discretion.

     FOURTEENTH: Except as otherwise provided by these Articles of Incorporation or any contrary provision of the Maryland General Corporation Law, as amended, any resolution adopted by the board of directors authorizing a series of preferred stock, or any resolution adopted by a majority of the entire board of directors, all matters submitted to the stockholders at any meeting (other than the election of directors) shall be decided by a majority of the votes cast with respect thereto.

                           (signature page follows)

     IN WITNESS WHEREOF, the undersigned incorporator of CHEVY CHASE PREFERRED CAPITAL CORPORATION, who executed the foregoing Articles of Incorporation, hereby acknowledges the same to be her act and further acknowledges that, to the best of her knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.


     Dated this 20th day of August, 1996.



                                                  /s/ Mary Ellen D. Lench
                                                  -----------------------------
                                                      Mary Ellen D. Lench
                                                      Incorporator